Exhibit 10.72
AMENDMENT NO. 1
MEDCATH CORPORATION
2006 STOCK OPTION AND AWARD PLAN
     THIS AMENDMENT NO. 1 (this “Amendment”) to the MedCath Corporation 2006 Stock Option and Award Plan (the “Plan”) is made and adopted as of the 5th day of December, 2006, by MEDCATH CORPORATION, a Delaware corporation (the “Company”).
STATEMENT OF PURPOSE
     The Company adopted the Plan effective March 1, 2006 to provide equity-based incentive compensation to key employees of the Company and its subsidiaries. The awards made under the Plan provide that the awards will become fully vested, exercisable and free of any resale restrictions upon a “Change in Control” of the Company. The Plan currently includes in the definition of “Change in Control” a sale of voting control in the Company by Kohlberg Kravis Roberts & Co., LLC (“KKR”) or Welsh, Carson, Anderson & Stowe VII, L.P. (“WCAS”) or any their affiliates.
     On November 3, 2006, KKR, WCAS and their affiliates completed a secondary offering of a portion of the shares of common stock held by them, and as a result, they ceased to own voting control of the Company. The Company desires to amend the Plan’s definition of “Change in Control” to make it clear that a “Change in Control” will occur if any person (other than KKR, WCAS and their affiliates) acquires voting control of the Company, whether or not the acquisition of such voting control results from a sale of Company stock by KKR, WCAS or their affiliates.
     NOW THEREFORE, the Company does hereby that the Plan be, and hereby is, amended as follows:
     1. Section (e) of Article II of the Plan is amended in its entirety to read as follows:
(e) “Change in Control” means:
     (i) Sales of all or substantially all of the assets of the Company, MedCath Holdings Corp. or MedCath Incorporated to an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity (a “Person”) who is not an affiliate of Kohlberg Kravis Roberts & Co., LLC (“KKR”) or Welsh, Carson, Anderson & Stowe, VII, L.P. (“WCAS” and together with KKR, the “Partnerships”);
     (ii) Any “person” or “group” (as such terms are used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934 and the rules thereunder) other than either of the Partnerships acquires and becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the voting stock of the Company, MedCath Holdings Corp. or MedCath Incorporated; or
     (iii) A merger or consolidation of the Company, MedCath Holdings Corp. or MedCath Incorporated into another Person which is not an affiliate of either of the Partnerships;
provided, however, that in the event that the Company, MedCath Holdings Corp. or MedCath Incorporated is merged with another company controlled by either of the Partnerships or their affiliates and, if the chief executive officer of the surviving entity (or the ultimate parent) is not a person who has held the position of chief executive officer of the Company for at least six months, such an event shall be deemed a Change in Control.
     2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the day and year first above written.

MEDCATH CORPORATION
By:	/s/ O. EDWIN FRENCH
O. Edwin French, President

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